UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Agios Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 21, 2016. The following is a summary of the matters voted on at that meeting.

1.	The Company’s stockholders elected Drs. David P. Schenkein and Marc Tessier-Lavigne and Mr. Robert T. Nelsen as class III directors, each to serve for a three-year term expiring at the 2019 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such class III directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Dr. David P. Schenkein	25,289,745	99,475	2,891,078
Dr. Marc Tessier-Lavigne	25,369,220	20,000	2,891,078
Mr. Robert T. Nelsen	25,367,817	21,403	2,891,078

2.	The Company’s stockholders approved the compensation paid to its named executive officers. The results of the stockholders’ non-binding, advisory vote with respect to compensation paid to the Company’s named executive officers were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
22,118,224	3,259,036	11,960	2,891,078

3.	The Company’s stockholders determined that future advisory votes on the compensation paid to its named executive officers would be held every year. The results of the stockholders’ non-binding, advisory vote with respect to the frequency of future advisory votes on the compensation paid to the Company’s named executive officers were as follows:

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non-Votes
24,858,249	228,326	292,090	10,555	2,891,078

After taking into consideration the foregoing voting results and the prior recommendation of the Company’s Board of Directors (the “Board”) in favor of an annual stockholder advisory vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

4.	The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
28,151,282	51,591	77,425	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: June 22, 2016	By:	/s/ David P. Schenkein
David P. Schenkein, M.D.
Chief Executive Officer